UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RiverNorth Opportunities Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	46-4084978
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1000 Denver, Colorado 80203	80203
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.00% Series A Perpetual Preferred Stock (Liquidation Preference $25.00 per share)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-261239

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The sections captioned “Description of the Perpetual Preferred Shares” and “Special Characteristics and Risks of the Perpetual Preferred Shares” in the Registrant’s Prospectus Supplement that was filed pursuant to Rule 424 under the Securities Act of 1933 (File No. 333-261239) on April 13, 2022, are incorporated herein by reference.

Item 2. Exhibits.

(1)       Articles of Amendment and Restatement. Filed on November 25, 2015 with registrant’s Registration Statement on Form N-2 (File Nos. 333-169317 and 811-22472) and incorporated by reference herein.

(2)       Articles Supplementary Establishing and Fixing the Rights and Preferences of Perpetual Preferred Shares as of April 12, 2022. Filed on April 13, 2022 with registrant’s 8-K and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 13, 2022	RiverNorth Opportunities Fund, Inc.

	By:	/s/ Kathryn A. Burns
	Name:	Kathryn A. Burns
	Title:	President